Exhibit 99.1

Amex GBT Completes Acquisition of CWT

•	Welcoming CWT customers to Amex GBT will unlock unrivaled choice, value and experiences.

•	Transaction expected to create significant shareholder value with approximately $155 million of annual run-rate identified synergies within 3 years.

New York, NY – September 2 2025 – American Express Global Business Travel, which is operated by Global Business Travel Group, Inc. (NYSE: GBTG) (“Amex GBT” or the “Company”), a leading software and services company for travel, expense and meetings & events, today announced that it has completed its acquisition of CWT, a global business travel and meetings solutions provider.

The transaction, originally announced in March 2024, values CWT at approximately $540 million on a cash-free, debt-free basis, subject to certain assumptions and purchase price adjustments. With the close of the acquisition, Amex GBT welcomes CWT’s customers and employees to its leading software solutions and services for travel, expense, meetings and events.

“Today marks the start of an exciting relationship with CWT customers. We will listen, build trust and deliver the choice, value and service they expect,” said Paul Abbott, CEO of Amex GBT. “This acquisition will generate greater investment capacity for our software and services and is expected to create significant shareholder value through efficiency gains.”

CWT customers now gain access to Amex GBT’s suite of proprietary travel and expense software solutions, including Neo and Egencia, as well as Select, which enables seamless integration with leading technology partners. They also benefit from Amex GBT’s extensive portfolio of professional services, spanning meeting and events, consulting, and sustainability solutions. Through Amex GBT’s leading business travel marketplace, customers can access the industry’s most comprehensive and competitive travel content.

The Company will provide updated full-year 2025 guidance, including the impact of the acquisition of CWT, on its next earnings call in November.

About American Express Global Business Travel

American Express Global Business Travel (Amex GBT) is a leading software and services company for travel, expense, and meetings & events. We have built the most valuable marketplace in travel with the most comprehensive and competitive content. A choice of solutions brought to you through a strong combination of technology and people, delivering the best experiences. With travel professionals and business partners in more than 140 countries, our solutions deliver savings, flexibility, and service from a brand you can trust – Amex GBT.

Visit amexglobalbusinesstravel.com for more information about Amex GBT, and follow @amexgbt on LinkedIn and Instagram.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding our current expectations or forecasts of future events. These statements constitute projections, forecasts and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us, including as a result of the transaction, will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities; (2) our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (6) the impact of geopolitical conflicts, including the war in Ukraine and the conflicts in the Middle East, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services); (10) the effect of legal, tax and regulatory changes; (11) the outcome of any legal proceedings that may be instituted against Amex GBT or CWT in connection with the transaction; (12) the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction; (13) the inability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (14) costs related to the transaction; (15) risks related to the business of CWT or unexpected liabilities that arise in connection with the transaction or the integration with CWT; (16) the risk that the assumptions, estimates and estimated adjustments described in this communication may prove to be inaccurate; and (17) other risks and uncertainties described in the Company’s Form 10-K, filed with the SEC on March 7, 2025, and in the Company’s other SEC filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media:

Megan Kat
Head of Global Communications and Public Affairs
megan.kat@amexgbt.com

Investors:
Jennifer Thorington
Vice President of Investor Relations
investor@amexgbt.com

GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group, Egencia, and CWT) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the “American Express Global Business Travel” and “American Express GBT Meetings & Events” brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.